UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	January 15, 2009
(Date of earliest event reported)	January 13, 2009

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas (State or other jurisdiction of incorporation)	74-2611034 (IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas (Address of Principal Executive Offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01            Regulation FD.

On January 13, 2009, members of management of Multimedia Games, Inc. (the “Company”) presented at the Company’s Analyst Day at the WinStar Casino in Thackerville, Oklahoma.  A copy of the materials presented by the Company at its Analyst Day is furnished as Exhibit 99.1 to this 8-K and is incorporated by reference herein.  A copy of the materials presented is also available on the Company’s website via the following link: http://ir.multimediagames.com/events.cfm, although the Company reserves the right to discontinue its availability at any time.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.  The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Multimedia Games, Inc. presentation materials for the Multimedia Games, Inc. Analyst Day

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: January 15, 2009	By:	/s/ Uri Clinton
Uri Clinton
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Multimedia Games, Inc. presentation materials for the Multimedia Games, Inc. Analyst Day